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                                                                 Exhibit 5
                                                                 ---------

                                     September 19, 1996


 Cambridge Heart, Inc.
 1 Oak Park Drive
 Bedford, MA 01730

 Re:   1993 Amended and Restated Incentive and Non-Qualified Stock
       ------------------------------------------------------------
       Option Plan, 1996 Equity Incentive Plan, 1996 Employee Stock
       ------------------------------------------------------------
       Purchase Plan and 1996 Director Option Plan
       -------------------------------------------

 Ladies and Gentlemen:

       We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate 2,888,663 shares of Common Stock, $.001 par value per share (the "Shares"), of Cambridge Heart, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1993 Amended and Restated Incentive and Non-Qualified Stock Option Plan, 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan (collectively, the "Plans").

        We have examined the Amended and Restated Certificate of Incorporation of the Company, the By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plans, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                               Very truly yours,

                                               /s/Hale and Dorr

                                               HALE AND DORR